Exhibit 2(n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this pre-effective Amendment No. 3 to Registration Statement No. 333-143305 of our report dated August 22, 2007, relating to the financial statements of The Cushing MLP Total Return Fund appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Prospectus.
/s/ DELOITTE & TOUCHE LLP
DALLAS, TEXAS
August 22, 2007